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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS
                         __________________________________

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-63350, 33-52517, 33-57049, 33-64449, 333-11395 and 333-11397) and in the
Registration Statements on Form S-8 (Nos. 33-10621, 33-21756, 33-34288, 33-48858 and 33-54233) of United Asset Management Corporation of our report dated February 10, 1997 appearing on page 71 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of this Form 10-K.

/s/ Price Waterhouse LLP
------------------------

PRICE WATERHOUSE LLP
Boston, Massachusetts
March 21, 1997